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                                                                    EXHIBIT 99.3



                           INSITE VISION INCORPORATED

                             1994 STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT


                                   WITNESSETH:

RECITALS

               A. InSite Vision Incorporated (the "Corporation") has adopted the Corporation's 1994 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected employees (including officers and directors), non-employee members of the Board of Directors and consultants and other independent contractors who contribute to the financial success of the Corporation or its parent or subsidiary corporations.

               B. Optionee is an individual who is to render valuable services to the Corporation or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of a stock option to Optionee.

               NOW, THEREFORE, it is hereby agreed as follows:

               1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Corporation hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Corporation's Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

               2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5 or 7.

               3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

               4. EXERCISABILITY. This option shall become exercisable for the Option Shares in one or more installments in accordance with the exercise schedule specified in the Grant


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Notice. As the option becomes exercisable for the Option Shares in one or more such installments, the installments shall accumulate and the option shall remain so exercisable until the Expiration Date or sooner termination of the option term under Paragraph 5 or Paragraph 7 of this Agreement. In no event shall this option become exercisable for any additional Option Shares following Optionee's cessation of Service.

               5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should one of the following provisions become applicable:

             (i) This option shall immediately terminate and cease to be outstanding for any Option Shares for which it is not exercisable at the time of Optionee's cessation of Service.

            (ii) Should Optionee cease Service for any reason other than death or permanent disability while this option remains outstanding, then Optionee shall have a three (3)-month period measured from the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. Upon the expiration of such three (3)-month period or (if earlier) upon the specified Expiration Date of the option term, this option shall terminate and cease to be outstanding.

           (iii) Should Optionee die while in Service or within the three (3)- month period following his or her cessation of Service, then the personal representative of Optionee's estate or the person or persons to whom this option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise the option for any or all of the Option Shares for which this option is exercisable at the time of Optionee's cessation of Service, less any Option Shares subsequently purchased by Optionee prior to death. Such right shall lapse, and this option shall terminate and cease to remain outstanding, upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

            (iv) Should Optionee become permanently disabled and cease by reason thereof to remain in Service at any time during the option term, then Optionee shall have a twelve (12) month period commencing with the date of such cessation of Service in which to exercise this option for any or all of the Option Shares for which this option is exercisable at the time of such cessation of Service. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.



                                       2.
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             (v) Should (A) Optionee's Service be terminated for misconduct
(including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure of confidential information or trade secrets) or (B) Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any parent or subsidiary, then in any such event this option shall terminate immediately and cease to be outstanding.

            (vi) During the limited post-Service period of exercisability determined pursuant to subparagraphs (ii) through (iv) above, this option may not be exercised in the aggregate for more than the number of Option Shares (if any) for which this option is, at the time of Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 7 of this Agreement.

           (vii) For purposes of this Agreement, the following definitions shall be in effect:

               (a) Optionee shall be deemed to remain in SERVICE for so long as such individual renders services on a periodic basis to the Corporation (or any parent or subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

               (b) Optionee shall be considered to be an EMPLOYEE for so long as such individual remains in the employ of the Corporation or any parent or subsidiary, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

               (c) Optionee shall be deemed to be PERMANENTLY DISABLED and to have incurred a PERMANENT DISABILITY if Optionee is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

               (d) A corporation shall be considered to be a SUBSIDIARY of the Corporation if it is a member of an unbroken chain of corporations beginning with the Corporation, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (e) A corporation shall be considered to be a PARENT of the Corporation if it is a member of an unbroken chain ending with the Corporation, provided each such corporation in the chain (other than the Corporation) owns, at



                                       3.
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the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (f) A LEAVE OF ABSENCE which has been authorized by statute or by the Plan Administrator in writing shall not constitute a cessation of Optionee's Service, provided Optionee recommences Service on or prior to the authorized expiration date of such leave.

               6.     ADJUSTMENT IN OPTION SHARES.

               A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number and/or class of Option Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude the dilution or enlargement of Optionee's rights and benefits hereunder.

               B. To the extent this option is to be assumed in connection with any Corporate Transaction (as defined below) or is otherwise to continue in effect, the option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable to Optionee, in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

               7.     SPECIAL ACCELERATION OF OPTION.

               A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction"):

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held those securities immediately prior to such transaction, or


            (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

this option shall, to the extent outstanding at such time but not otherwise fully exercisable, automatically accelerate so that such option shall, immediately prior to the specified effective date



                                       4.
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for the Corporate Transaction, become fully exercisable for all of the Option
Shares and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent the option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof. The determination of comparability shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

               B. In the event of a change in control (a "Change in Control") of the Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is then subject to such reporting requirement, other than a Corporate Transaction, effected through either of the following transactions:

                      (1) any individual, partnership, firm, corporation,
               association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation, pursuant to a tender or exchange offer which the Board does not recommend the Corporation's stockholders to accept; or

                      (2) during any period of two (2) consecutive years,
               individuals who at the beginning of such period constituted the Board and any new members of the Board, whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least three-quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all the Option Shares at the time subject to such option and may be exercised for all or any portion of such shares.

               C. The portion of this option accelerated in connection with any Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws (if this option is designated as such in the Grant Notice) only to the extent the applicable dollar limitation of Paragraph 17 is not exceeded in the calendar year of such Corporate Transaction or Change in Control.



                                       5.
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               D. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate Transaction and cease to be outstanding, unless it is expressly assumed by the successor corporation or parent thereof. Following a Change in Control, this option shall remain fully exercisable until the expiration or sooner termination of the option term.

               E. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

               8.     MANNER OF EXERCISING OPTION.

               A. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                  (i) Execute and deliver to the Secretary of the Corporation a written notice of exercise in the form of Exhibit I attached hereto in which there is specified the number of Option Shares for which the option is exercised.

                  (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                  (1) Cash or check made payable to the Corporation's order;

                  (2) Shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below); or

                  (3) Through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
         (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction; or

                  (4) Payment may also be made in any other form which the Plan Administrator may, in its discretion, approve at the time of exercise.



                                       6.
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                  (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               B. For purposes of this Agreement, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Corporation. Except to the extent the sale and remittance procedure of clause 3 above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany such notice. For all valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question, on the American Stock Exchange. If there is no such reported price on the American Stock Exchange, on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

               C. As soon as practical after receipt of the Exercise Notice, the Corporation shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the purchased Option Shares.

               D. In no event may this option be exercised for any fractional shares.

               9. STOCKHOLDER RIGHTS. The holder of this option shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option, paid the Option Price for the purchased shares and been issued one or more certificates for the purchased shares.

               10. NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the service of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) for any period of time or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary corporation of the Corporation employing or retaining Optionee) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

               11.    COMPLIANCE WITH LAWS AND REGULATIONS.

               A. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Corporation's Common Stock may be listed at the time of such exercise and issuance.

               B. In connection with the exercise of this option, Optionee shall execute and deliver to the Corporation such representations in writing as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.



                                       7.
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               12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Corporation.

               13.    LIABILITY OF CORPORATION.

               A. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article Four, Section III of the Plan.

               B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such approvals.

               14. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 965 Atlantic Avenue, Alameda, California 94501. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

               15. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

               16. GOVERNING LAW. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the state of California without resort to that state's conflict-of-laws rules.

               17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is an incentive stock option as specified in the Grant Notice, the following terms and conditions shall also apply to the grant:



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               A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or (ii) more than one (1) year after the date Optionee ceases to be an Employee by reason of permanent disability.

               B. No installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

               C. Should the exercisability of this option be accelerated upon a Corporate Transaction or Change in Control in accordance with Paragraph 7, then this option shall qualify for favorable tax treatment as an incentive stock option under the federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other incentive stock options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

               18. WITHHOLDING TAXES. Optionee hereby agrees to make appropriate arrangements with the Corporation or parent or subsidiary corporation employing Optionee for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employee tax requirements applicable to the exercise of this option.



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                                    EXHIBIT I

                       NOTICE OF EXERCISE OF STOCK OPTION

               I hereby notify InSite Vision Incorporated (the "Corporation") that I elect to purchase __________ shares of the Corporation's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on __________, 199__ to purchase up to __________ shares of such Common Stock at an option price of $________ per share (the "Option Price").

               Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall pay to the Corporation the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.


____________________                        ____________________________________
Date                                        Optionee


                             Address:       ____________________________________

                                            ____________________________________


        Print name in exact manner
        it is to appear on the
        stock certificate:
                                            ____________________________________

                                            ____________________________________

        Address to which
        certificate is to be sent,
        if different from address
        above:
                                            ____________________________________

                                            ____________________________________

        Social Security Number:             ____________________________________